Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL, INC.                      05-0346412    2,725,819,722
BANK OF AMERICA SECURITIES LLC              56-2058405    1,969,262,372
JPMORGAN CHASE & CO.                        13-3224016    1,709,168,620
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485    1,666,763,650
MORGAN STANLEY CO INCORPORATED              13-2665598    1,525,619,604
DEUTSCHE BANK SECURITIES INC.               13-2730328    1,331,483,839
CITIGROUP INC.                              52-1568099      949,176,667
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166      768,733,990
GOLDMAN SACHS & CO.			    13-5108880      487,155,432
RBS SECURITIES, INC.                        13-3272275      382,401,323




                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL, INC.                      05-0346412      115,518,250
BANK OF AMERICA SECURITIES LLC              56-2058405       61,128,127
JPMORGAN CHASE & CO.                        13-3224016      111,642,768
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       13,298,543
MORGAN STANLEY CO INCORPORATED              13-2665598       27,818,836
DEUTSCHE BANK SECURITIES INC.               13-2730328       23,267,189
CITIGROUP INC.                              52-1568099        7,975,492
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       33,305,154
GOLDMAN SACHS & CO.			    13-5108880        6,623,836
RBS SECURITIES, INC.			    13-3272275	        141,418




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    14,288,570,759 D. Total Sales: 443,642,779

                               SCREEN NUMBER : 12